DSM

DSM in motion:
driving focused growth

Background information regarding Omega-3 and Omega-6 in view of acquisition of Martek Biosciences Corporation

MARTEK life enriched.™

21 December 2010

Additional information

The tender offer described in this news release has not yet been commenced. This news release and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Martek. At the time the tender offer is commenced, DSM and its wholly-owned subsidiary, Greenback Acquisition Corporation, intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer and Martek intends to file a Solicitation/ Recommendation Statement on Schedule 14D-9 with respect to the tender offer. DSM, Greenback Acquisition Corporation and Martek intend to mail these documents to the stockholders of Martek. These documents will contain important information about the tender offer and stockholders of Martek are urged to read them carefully when they become available. Stockholders of Martek will be able to obtain a free copy of these documents (when they become available) and other documents filed by Martek, DSM or Greenback Acquisition Corporation with the Securities and Exchange Commission at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from DSM.

Forward looking information

This presentation contains certain forward looking statements that involve a number of risks and uncertainties. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Martek stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; any conditions imposed in connection with consummation of the tender offer and the merger; satisfaction of various other conditions to the completion of the tender offer and the merger contemplated by the merger agreement; and other risk factors as set forth from time to time in DSM's Annual Report and in filings with the SEC including, but not limited to, Part I, Item 1A of Martek's Form 10-K for the fiscal year ended October 31, 2009, other Martek reports on Form 10-K, Form 10-Q and Form 8-K and, when made, DSM's Schedule TO and related documentation and Martek's Schedule 14D-9 to be filed in connection with the tender offer. The inclusion of a forward-looking statement herein should not be regarded as a representation by DSM or Martek that DSM's or Martek's objectives will be achieved. DSM and Martek undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

ω-3 and ω-6 metabolism and health benefits


illustrative
ω-6 vegetable oils
ω-3 green vegetables
Linol
inefficient conversion in humans
ALA
GLA
SDA
Skin health
ARA2)
EPA
Inflammation
Many benefits: heart health neurological others
DHA2)
Infant brain development
Brain health
PUFAs1)
conversion
benefit

1) Polyunsaturated fatty acids 2) ARA and DHA are present in breast milk

Humans convert vegetable oil and green vegetables in ω-3 and ω-6

Other sources for diet fortification



ω-6 vegetable oils
ω-3 green vegetables
Linol
GLA
ARA
ALA
SDA
EPA
DHA
e.g. Primrose
e.g. Fungi
e.g. Flax Seed
GMO-Soy (future)
e.g. Sardine and Tuna
e.g. Algae
MARTEK
life enriched.

Risk of EPA / DHA deficiency due to human consumption pattern

US$ 1.6bn market: sources and main applications



Infant Formula (INF)
Food & Beverage (F&B)
Dietary Supplements (DS)
Pharma
GLA
(flower)
ALA
(flax)
ARA
(funghi)
DHA
(algae)
ω-6
ω-3
30% ω-3 oil
Tuna
Other
Concentrates
DHA/EPA
(fish)
Enfamil
PREMIUM
Omega3
parmalat
Fish Oil
1000 mg

Large growing market; approx. 15% annual growth

Increased awareness of health impact


Scientific support
Regulatory intake recommendations
Consumer awareness
1979
2008


Market EPA and DHA (mln US$)
3500
3000
2500
2000
1500
1000
500
0
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
20%
13%
Algal oil
Marine oil

Market development is far from mature

Abundant science for variety of health benefits


EPA/DHA Omega-3 Papers Published, 1979-2009
Published Papers
Randomized Controlled Trials
0
200
400
600
800
1000
1200
1400
1600
1800
0
20
40
60
80
100
120
140
160
180
1979 1980 1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
Papers
RCTs

Other (150)
- Cancer
- Obesity
- Menopausal relief

Inflammation (80)
- Arthritis
- Asthma

Eye (30)
- Eye development
- Macular degeneration
- Dry eye syndrome

Cardiovascular (129)
- Coronary hearth disease
- Atherosclerosis
- Blood pressure
- Heart rhythm disturbances
- Secondary events risk

Brain/nerve (190)
- Infant brain development
- Mental/cognitive development
- Memory performance
- Alzheimer/Parkinson
- Disorders (ADHD, Bipolar)
- Depression /Mood
- Brain damage recovery

Science has driven intake recommendations

Country and Organization	Target Group	Omega - 3 LC PUFA (mg)
Australia and New Zealand		
Nutrient reference Values, 2006	Adult men	160
	Adult women	90
	Pregnancy	110-115
	Lactation	140-145
	Chronic Disease reduction men	610
	Chronic Disease reduction women	430
Europe		
Recommended intake Eurodiet, 2001	General population	200
France		
Recommended intake 2004	men	DHA 120
	women	DHA 100
Netherlands		
Health Council of the Netherlands 2006	Healthy Population	450
United Kingdom		
UK Scientific Advisory Committee on Nutrition 2004	general population	450
National Institute Health & Clinical Excellence UK, 2007	Post MI patients	1,000
United States		
American Heart Association, 2002	Adults w/o CHD	~ 300
	Adults with CHD	~ 1,000
	Adults w/high TG	2 to 4 g/day
Institute of Medicine, USA, 2002	Pregnancy; Lactation	Up to 140
Belgium		
Belgium, 2007	Pregnancy/Lactation	200-300
PeriLip, 2007	Pregnancy/Lactation	DHA ≥ 200

Martek's success has been built on a strong IP strategy

- Over 350 patents and over 500 pending patent applications, covering products, production processes and applications of DHA, ARA and other LC-PUFA's.
- Two infant formula-related U.S. patents expire between 2011 and 2014, however, other product and process patents and pending patent applications, including DSM owned patents will continue to provide protection in this and other areas for the next decade.
- Martek has successfully defended its patent estate in a number of challenges.
- New applications of the algae-based development platform are also the subject of numerous new patent applications.

Abbreviations

- PUFA's Polyunsaturated fatty acids

- ARA Arachidonic Acid
- ALA Alpha Linolenic Acid
- DHA DocosaHexaeonic Acid
- EPA EicosaPentaenoic Acid
- GLA Gamma-Linolenic Acid
- SDA Stearidonic Acid



O
HO
1
5
8
11
14
6
ω
1

ARA



HO
1
O
4
7
10
13
16
19
3
ω 1

DHA